Exhibit 99.1
IceWEB Reports Fiscal Third Quarter Results

Gross Margin Improves 300% Over Prior Year, Exceeding 50% for the First Time, Due to Sale of High-Margin Proprietary Storage Products; Company Significantly Reduces Debt

DULLES, Va. – (PR NEWSWIRE) – August 17, 2009 – IceWEB, Inc. ™ (OTCBB:IWEB), www.iceweb.com, today announced financial results for its fiscal third quarter for the period ended June 30, 2009.

Recent Operational highlights
•	Chief Executive Officer recently acquired the remaining Series B preferred Stock
•	Company executed $3MM Series C preferred investment
•	Revenue margins for the IceWEB family of products eclipsed 50% for the first time ever, compared to 12.2% in the same period in fiscal 2008.
•	100% of the company’s revenue was generated through the sales of high-margin proprietary storage solutions; the Company exited the lower-margin reseller business earlier this year
•	Company Launched its Iplicity enterprise platform
•	Company added 30+ new customers
•	Loss from operations was reduced by 61.2% to $804K, from $2.07 million. Of this loss, non-cash expenses accounted for $322K.
•
Selling, general and administrative expenses totaled $1.0 million, versus $2.4 million in the year-ago period.  Excluding non-cash expense, G&A for the quarter ended June 30, 2009 was $765,000 versus $1,200,000 in the year ago period, a reduction of $435,000 or 36%.

•
Current liabilities declined from approximately $9 million at its fiscal year ended September 30, 2008, to $3.0 million.  Total debt declined from $10.1 million at September 30, 2008 to $4.3 million at June 30, 2009.

•	Actual operating cash loss for the quarter was $233,000, including one- time legal charges of $123,000

Revenue for the 2009 third quarter was $826,000 compared to $6.0 million for the same period in fiscal 2008. Revenue declined due to the Company’s decision to divest its IceWEB Solutions Group, Inc. (VA) subsidiary, a reseller of low-margin hardware and software products.  Third quarter total operating expenses were $1.2 million, which included $322,000 of non-cash items, compared to $2.8 million in the year-earlier period.

After adjusting for non-cash items and interest expense, the Company’s pro-forma EBITDAS (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based compensation) for the 2009 fiscal third quarter was a loss of $396,000, compared to a loss of  $617,000 in the previous year.  The actual operating loss was $233,000 after taking into account one time legal charges of $123,000.

“We believe the improved operating results for the third fiscal quarter reflect our commitment to our proprietary storage products we own and manufacture,” said John R. Signorello, Chairman and Chief Executive Officer of IceWEB, Inc. “We are now focused on the many opportunities to increase sales of our storage products. We believe that these initiatives will favorably impact results over the balance of the year, leading to growing sales, additional margin improvement and improved profitability.”

Strategic Update

With the recent preferred stock financing in place, and with recent product development progress, including the roll-out of the Company’s Iplicity 2.0 Enterprise Platform, the Company is positioned to place even greater emphasis on penetrating key markets and increase its sales and marketing efforts.

Mark B. Lucky, IceWEB Chief Financial Officer stated, “Our efforts over the last nine months to improve our balance sheet and right size the Company's operations and capital structure will greatly enhance the Company’s prospects for profitable financial performance in the coming fiscal year.”

NON-GAAP Financial Measures

The Company uses non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. Company management believes that the non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of the performance of our core cash operations. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key metrics used by management.

EBITDA. As is common in the industry, the Company uses EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash items. (e.g. depreciation, amortization & stock-based compensation expense). The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows. In managing its current and future affairs, the Company cannot affect the amortization of the intangible assets to any material degree, and therefore uses EBITDA as its primary management guide. Since an outside investor may base its evaluation of the Company's performance on the Company's net loss, not its cash flows, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net loss, loss from operations or any other measure for determining operating performance of liquidity, as determined under GAAP. The most directly comparable GAAP reference in the Company's case is the removal of interest, depreciation, amortization, taxes and other non-cash expenses.

About IceWEB, Inc.
Headquartered just outside of Washington, D.C., IceWEB manufactures and markets storage solutions and on-line application services. Its customer base includes U.S. government agencies, enterprise companies, and small to medium sized businesses (SMB). For more information, please visit www.IceWEB.com.

This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called "forward looking statements" by words such as "may," "will," "should," "expects," "plans," "targets," "believes," "anticipates," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. These forward looking statements are subject to risks and uncertainties, product tests, commercialization risks, availability of financing and results of financing efforts that could cause actual results to differ materially from historical results or those anticipated. Further information regarding these and other risks is described from time to time in the Company's filings with the SEC, which are available on its website at: http://www.sec.gov. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Contact:
IceWEB, Inc.
Investor Relations, 571-287-2400, investor@IceWEB.com

CEOcast
Gary Nash, 212-732-4300

FINANCIAL CHARTS TO FOLLOW

ICEWEB, Inc.
Consolidated Balance Sheet
June 30, 2009
(Unaudited)

CURRENT ASSETS:	June 30, 2009	September 30, 2008 (1)
Cash	$25,339	$4,780
Accounts receivable, net of allowance for doubtful accounts of $9,000	859,623	3,094,110
Inventory, net	107,204	400,312
Other current assets	28,704	21,572
Prepaid expenses	43,106	55,155
	1,063,976	3,575,929

OTHER ASSETS:
Property and equipment, net of accumulated depreciation of $1,505,014	993,079	1,169,369
Deposits	74,571	61,418
Intangible assets, net of accumulated amortization of $303,862	850,816	1,132,612
Total Assets	$2,982,442	$5,939,328

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,277,169	$7,762,872
Notes payable	1,773,445	1,372,565
Deferred revenue	11,101	13,164
	3,061,715	9,148,601

Long-Term Liabilities
Notes Payable	1,252,085	956,520
Total Liabilities	4,313,800	10,105,121

Stockholders’ Deficit
Preferred stock ($.001 par value; 10,000,000 shares authorized) Series A convertible preferred stock ($.001 par value; 0 shares issued and outstanding)	—	—
Series B convertible preferred stock ($.001 par value; 1,253,334 shares issued and outstanding)	1,253	1,253
Common stock ($.001 par value; 1,000,000,000 shares authorized; 49,767,950 shares issued and 49,605,250 shares outstanding at June 30, 2009 and 24,688,088 shares issued and 24,425,588 outstanding at September 30, 2008)	49,770	24,690
Additional paid in capital	17,648,572	15,953,221
Accumulated deficit	(19,017,953)	(20,131,957)
Treasury stock, at cost, (162,500 shares)	(13,000)	(13,000)
Total stockholders’ deficit	(1,331,358)	(4,165,793)

Total Liabilities and stockholders’ deficit	$2,982,442	$5,939,328

(1) Derived from audited financial statements

ICEWEB, Inc.
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended June 30		Nine Months Ended June 30
	2009	2008	2009	2008

Sales	$826,182	$5,981,083	$3,936,472	$14,095,946

Cost of sales	404,641	5,249,906	2,478,707	12,127,796

Gross profit	421,541	731,177	1,457,765	1,968,150

Operating expenses:
Marketing and selling	18,266	50,208	48,778	138,927
Depreciation and amortization	85,793	259,933	432,839	412,297
Research and development	94,020	121,906	250,450	207,636
General and administrative	1,027,484	2,369,286	2,554,898	5,187,547

Total Operating Expenses	1,225,563	2,801,333	3,286,965	5,946,407

Loss From Operations	(804,022)	(2,070,156)	(1,829,200)	(3,978,257)

Other income (expenses):
Gain from sale of subsidiary	—	—	3,452,236	—
Interest income	—	682	1,142	3,266
Interest expense	(144,884)	(196,450)	(510,178)	(481,457)

Total other income (expenses)	(144,884)	(195,768)	2,943,200	(478,191)

Net income (loss)	$(948,906)	$(2,265,924)	$1,114,000	$(4,456,448)

Basic income (loss) per common share	$(0.02)	$(0.12)	$0.03	$(0.28)
Diluted income (loss) per common share	$(0.02)	$(0.12)	$0.03	$(0.28)

Weighted average common shares outstanding-basic	38,794,632	19,172,959	35,431,837	16,162,168
Weighted average common shares outstanding-diluted	38,794,632	19,172,959	37,637,725	16,162,168

ICEWEB, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended June 30,
	2009	2008

NET CASH PROVIDED (USED) IN OPERATING ACTIVITIES	$(1,408,644)	$(385,319)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(28,318)	(65,923)
Cash used in acquisitions, net	—	(1,311,318)
NET CASH USED IN INVESTING ACTIVITIES	(28,318)	(1,377,241)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of equipment financing	(45,114)	(60,068)
Repayment of notes payable - related party	—	(115,767)
Proceeds from notes payable	7,060,871	7,092,685
Payments on notes payable	(6,122,036)	(6,476,876)
Common stock issued for services rendered	12,500	—
Proceeds from exercise of common stock options	454,300	198,450
Proceeds from sale of common stock	97,000	80,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,457,521	718,424

NET INCREASE (DECREASE) IN CASH	20,559	(1,044,136)

CASH - beginning of year	4,780	1,092,470

CASH - end of period	$25,339	$48,334

Supplemental disclosure of cash flow information:
Cash paid for :
Interest	$365,294	$463,245
Income taxes	—	—

Non-cash transactions affecting investing and financing activities:
Conversion of shares of preferred stock to shares of common stock		1,037,000

Acquisition details:
Liabilities assumed	$—	$614,668
Common stock issued	$—	$276,8456
Direct costs	—	740,000
Fair value of assets acquired	$—	$3,904,245
Cash paid	$—	$2,412,731

See accompanying notes to unaudited consolidated financial statements